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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this prospectus and registration statement on Form S-4 (File No. 333-42411 and 333-42411-01) of our report dated February 5, 1997, except for the information presented in Note 8, for which the date is March 5, 1997, on our audits of the financial statements of Glenoit Corporation. We also consent to the references to our firm under the captions "Experts", "Summary Consolidated Histocial and Pro Forma Financial Data", and "Selected Historical Consolidated Financial Data."

                                                /s/ Coopers & Lybrand L.L.P.
                                                COOPERS & LYBRAND L.L.P.

Raleigh, North Carolina
February 3, 1998